SUBSCRIPTION AGREEMENT


          This Subscription Agreement (the "Agreement") dated August 12, 1997 is entered into by and between Informix Corporation, a Delaware corporation (together with its successors, "Informix" or the "Company"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands (together with its successors, "Fletcher").

          Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S (as now in effect or as hereafter amended, "Regulation S") under the Securities Act of 1933, as amended (the "Securities Act").

          The parties hereto agree as follows:

          1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

               a. Convertible Preferred Stock. Fletcher agrees to purchase from Informix, and Informix agrees to sell to Fletcher, on the Closing Date specified in Section 2 hereof, 160,000 shares (the "Initial Preferred Shares") of Informix's Convertible Preferred Stock, Series A, liquidation preference $250 per share (the "Preferred Stock"), having the terms and conditions set forth in the Certificate of Designation attached hereto as Annex A (the "Certificate of Designation"), at an aggregate purchase price of $40,000,000 (the "Initial Purchase Price").

               b. Joint Option. Fletcher and Informix may by mutual further consent exercise an option (the "Joint Option") providing for Informix to sell to Fletcher up to an additional number of shares (the "Joint Preferred Shares") of Preferred Stock at a purchase price (the "Joint Purchase Price") equal to the liquidation preference of such Option Preferred Shares. To exercise the Joint Option, which exercise shall be irrevocable, (i) Informix shall have delivered written notice (the "Joint Notice") to Fletcher from the date six months after the Closing Date to but not later than May 31, 1998 in the form attached hereto as Annex B, and (ii) Fletcher, in its sole and absolute discretion, shall have accepted such offer by duly executing and delivering such Joint Notice to Informix within 10 trading days of receipt of such Joint Notice. Unless Fletcher accepts such offer, Fletcher shall have no obligation whatsoever to accept or deliver a Joint Notice or to purchase any Joint Preferred Shares. The date Informix delivers the Joint Notice is referred to herein as the "Joint Option Notice Date". If the Joint Option is exercised and accepted, such sale shall take place on the Joint Closing Date (as defined below) upon satisfaction of the terms and conditions described herein. The aggregate liquidation preference of the Joint Preferred Shares shall be equal to an amount up to $35,000,000 as agreed by the parties. Upon satisfaction or, if applicable, waiver of the relevant conditions set forth in Sections 8 and 9 hereof, the closing of the sale of the Joint Preferred Shares (the "Joint Closing") shall take place initially via facsimile on the first trading day which is at least 30 calendar days following acceptance and delivery of the Joint Notice by Fletcher or at a time and date mutually agreed upon, provided that such Joint Closing shall not occur prior to the sixth month anniversary of the Closing Date (such date and time being referred to herein as the "Joint Closing Date").

               c. Warrant. Informix grants Fletcher a warrant (the "Warrant", and together with the Joint Option, an "Option") to purchase from Informix from time to time up to an additional number of shares (the "Warrant Preferred Shares", and together with the Joint Option Preferred Shares, the "Option Preferred Shares") of Preferred Stock as determined below at a purchase price (the "Warrant Purchase Price", and together with the Joint Option Purchase Price, the "Option Purchase Price") equal to the liquidation preference of such Warrant Preferred Shares. To exercise the Warrant, Fletcher shall have delivered one or more written notice(s) in the form attached hereto as Annex G (a "Warrant Notice") to Informix from time to time prior to the February 15, 1998 (the "Warrant Exercise Date"), provided that the Warrant Exercise Date shall be extended by one trading day for each trading day past September 21, 1997 on which Informix is not a Reporting Issuer (as defined in Regulation S). If the Warrant is exercised, such sale shall take place on a Warrant Closing Date (as defined below) upon satisfaction of the terms and conditions described herein. The aggregate liquidation preference of the Warrant Preferred Shares shall not exceed $35,000,000. Upon satisfaction or, if applicable, waiver of the relevant conditions set forth in Sections 8 and 9 hereof, the closing of the sale of the Warrant Preferred Shares (the "Warrant Closing", and together with the Joint Closing, an "Option Closing") shall take place initially via facsimile at Fletcher's option on (i) the date that is three trading days following delivery of the Warrant Notice or (ii) in the event Fletcher has made a Registration Request under Section 7(a), the date that is 10 trading days excluding and following the date on which Informix notifies Fletcher that a registration statement relating to all shares of Converted Stock has been declared effective, or at such other date and time as Fletcher and Informix shall mutually agree (such date and time being referred to herein as the "Warrant Closing Date", and together with the Joint Closing Date, an "Option Closing Date"). In the event Fletcher has made a Registration Request under Section 7(a), and notwithstanding Informix's best efforts, such registration statement has not been declared effective on or before July 15, 1998, the Warrant shall expire and no longer be exercisable and any prior notice of exercise of the Warrant shall be deemed to have been rescinded unless prior to such date Fletcher exercises the Warrant by delivery of a further Warrant Notice stating that Warrant Closing Date shall be the date that is three trading days following delivery of such Warrant Notice. Nothing in this section limits Informix's obligations under
Section 7.


          The Warrant represented hereby shall be issued on the Closing Date pursuant to the Subscription Agreement dated August 12, 1997 between Informix Corporation and Fletcher International Limited.
Neither the Warrant represented hereby nor the securities issued upon exercise of the Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Warrant represented hereby may not be exercised by or on behalf of any U.S. Person (as defined in regulation S under the Securities Act ("Regulation S")) unless the securities issuable upon exercise of the Warrant are registered under the Securities Act or an exemption from registration is available. The Warrant represented hereby shall be issued and sold in reliance on the exemption from registration provided by Regulation S.

               d. Converted Stock. The term "Converted Stock" shall apply to any shares of Informix's common stock, par value $0.01 per share (the "Common Stock") issued or to be issued to Fletcher upon conversion of the Initial Preferred Shares or the Option Preferred Shares pursuant to the terms of this Agreement and the Certificate of Designation.

          2.     Closing.   A.     The closing of the sale of the
Initial Preferred Shares (the "Closing") shall take place initially via facsimile on August 12, 1997 upon satisfaction or, if applicable, waiver of the conditions set forth in Sections 8 and 9 hereof, or at such other date and time as Fletcher and Informix shall mutually agree (such date and time being referred to herein as the "Closing Date"), provided that the original certificates representing the Initial Preferred Shares shall be delivered via Federal Express to Fletcher at the address set forth in Section 14.

          At the Closing, the following deliveries shall be made:

               a. Initial Preferred Shares. Informix shall deliver to Fletcher ten stock certificates, each representing an equal number of shares of Preferred Stock and collectively representing the Initial Preferred Shares, duly registered on the books of Informix in the name of Fletcher, against payment by Fletcher of the Initial Purchase Price in immediately available funds to the following account: Informix Software, Inc., Account Number: 12330-09815, Bank of America N.T. & S.A., 1850 Gateway Boulevard, Concord, CA 94520, ABA Routing Number:
121 000 358.

               b. Closing Documents. The closing documents required by Sections 8 and 9 shall be delivered to Fletcher and Informix, respectively.

               c. Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex C shall be delivered to Fletcher.

          The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

          B. At any Option Closing, the following deliveries shall be made:

               a. Option Preferred Shares. Informix shall deliver the certificate representing the Option Preferred Shares, duly registered on the books of Informix in the name of Fletcher, against payment by Fletcher of the Option Purchase Price in immediately available funds to the account identified in the Joint Notice, in the case of the Joint Option, or by certified or official bank check to the order of Informix, in the case of a Warrant.

               b. Closing Documents. The closing documents required by Sections 8 and 9 shall be delivered to Fletcher and Informix, respectively.

               c. Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex C shall be delivered to Fletcher.

          The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made. The original certificates representing the Option Preferred Shares shall be delivered via Federal Express to Fletcher at the address set forth in
Section 14 hereof, unless Fletcher shall have delivered to Informix a written notice specifying a different address.

          3. Representations and Warranties of Informix. Except as set forth in the Disclosure Schedule attached hereto as Annex D, Informix hereby represents and warrants to Fletcher on the date hereof, the Closing Date, the Option Closing Date, and on the date any Preferred Share or Option Preferred Share is converted into Common Stock (each a "Conversion Date") (unless otherwise specified as provided in the paragraphs below) as follows:

               a. Informix has been duly incorporated and is validly existing in good standing under the laws of Delaware, or, after the Closing Date if another entity has succeeded Informix in accordance with the terms hereof, under the laws of one of the United States.

               b. The execution, delivery and performance of this Agreement (including the issuance of the Initial Preferred Shares and Option Preferred Shares) and of the Certificate of Designation by Informix have been duly authorized by all requisite corporate action and no further consent or authorization of Informix, its Board of Directors or its stockholders is required in connection therewith (except to the extent anticipated in the Certificate of Designation relating to Excess Preferred Shares (as defined therein)). This Agreement has been duly executed and delivered by Informix and, when duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement of Informix, enforceable against Informix in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               c. Informix has full corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance of the Initial Preferred Shares and the Option Preferred Shares) and under the Certificate of Designation.

               d. Except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no consent, approval, authorization or order of any court, governmental agency or other body is required for the execution and delivery by Informix of this Agreement or the performance by Informix of any of its obligations hereunder (including the issuance of the Initial Preferred Shares and the Option Preferred Shares) and under the Certificate of Designation.

               e. Except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, none of the execution and delivery by Informix of this Agreement, the performance by Informix of any of its obligations hereunder (including issuance of the Initial Preferred Shares and the Option Preferred Shares) and under the Certificate of Designation:

                    (1) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Certificate of Incorporation or by-laws of Informix or any of its subsidiaries or any certificate of designation relating to any securities of Informix or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over Informix or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which Informix or any of its subsidiaries is a party, by which Informix or any of its subsidiaries is bound, or to which any of the properties or assets of Informix or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Informix or any of its subsidiaries is a party or (E) any rules of the National Association of Securities Dealers, Inc. applicable to Informix or the transactions contemplated hereby; or

                    (2) results in the creation or imposition of any lien, charge or encumbrance (other than encumbrances that may be imposed under federal securities laws) upon (A) any Initial Preferred Share, Option Preferred Share or any Converted Stock or (B) any of the properties or assets of Informix or any of its subsidiaries.

               f. Informix has validly reserved 160,000 shares of Preferred Stock for issuance pursuant to the terms hereof at the Closing and 9 million shares of Common Stock for issuance upon conversion of the Initial Preferred Shares, subject only to filing the Certificate of Designation, which will be accomplished on or before the Closing Date. On any Option Closing Date, Informix represents that it has validly reserved all shares of Preferred Stock issued thereon and a number of shares of Common Stock equal to twice the number of shares then issuable upon conversion of the Initial Preferred Shares and the Option Preferred Shares. When issued to Fletcher against payment therefor, each Preferred Share, Option Preferred Share and share of Converted Stock:

                    (1) will be duly and validly authorized, duly and validly issued, fully paid and non-assessable;

                    (2)  will be free and clear of any security
interests, liens, claims or other encumbrances (other than encumbrances that may be imposed under federal securities laws); and

                    (3) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of Informix.

               g. When issued, each share of Converted Stock will be duly listed and admitted for trading on the on the NASDAQ National Market ("NASDAQ") or, if applicable, listed and registered on a national securities exchange (as defined in the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")). Informix satisfies all quantitative maintenance criteria of the NASDAQ.

               h. Informix is a reporting issuer within the meaning of Regulation S ("Reporting Issuer"), provided, however, that the representation and warranty contained in this Section 3(h) shall not be required to be given in respect of an Option Closing Date or any Conversion Date if the provisions of Section 7 are applicable and Informix is in full compliance therewith and Fletcher is permitted to resell the Converted Stock thereunder.

               i. There is no pending or, to the best knowledge of Informix, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Informix or any of its affiliates that would materially affect the execution by Informix of, or the performance by Informix of its obligations under, this Agreement.

               j. Informix has filed all filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act or under Section 13(a) or 15(d) of the Exchange Act (any such filing, an "SEC Filing") required to be filed by Informix pursuant to such acts and no SEC Filing, or press release (including without limitation the press release issued on August 7, 1997 relating to the restatement of Informix's financial statements) containing information material to the business of Informix as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. From and after the Closing Date, the financial statements of Informix included in SEC Filings (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Informix and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               k. Since the date of Informix's most recent quarterly report on Form 10-Q or most recent periodic report on Form 8-K filed with the SEC, there has not been, and Informix is not aware of any development that is reasonably likely to result in, any material adverse change in the condition, financial or otherwise, or in the business affairs of Informix, whether or not arising in the ordinary course of business. The representations and warranties contained in this Section 3.k. shall not be required to be given in respect of any Conversion Date or any Warrant Closing Date.

               l. The offer and sale of the Initial Preferred Shares and the Option Preferred Shares, subject to compliance by Fletcher with the applicable representations and warranties contained in Section 4 hereof and with the applicable covenants and agreements contained in
Section 6 hereof, shall be made in accordance with the provisions and requirements of Regulation S and any applicable state law, provided, however, that the representations and warranties contained in this
Section 3(l) shall not be required to be given in respect of the Option Closing Date or any Conversion Date if the provisions of Section 7 are applicable and Informix is in full compliance therewith and Fletcher is permitted to resell the Common Stock thereunder.

               m. Neither Informix nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S ("Directed Selling Efforts") with respect to the Initial Preferred Shares, the Option Preferred Shares or the Converted Stock, and all such persons understand and have complied and will otherwise comply with the applicable requirements of Regulation S, provided, however, that the representations and warranties contained in this Section 3(m) shall not be required to be given in respect of the Option Closing Date or any Conversion Date if the provisions of Section 7 are applicable and Informix is in full compliance therewith and Fletcher is permitted to resell the Common Stock thereunder.

               n. The transactions contemplated by this Agreement are not part of a plan or scheme on the part of Informix, any of its affiliates or any person acting on its or their behalf to evade the registration provisions of the Securities Act.

               o. Informix has not issued, and after the date hereof, will not issue, any stop transfer order or other order impeding the sale and delivery of the Initial Preferred Shares, the Option Preferred Shares or the Converted Stock except for a stop order restricting the sale of any of the foregoing securities to any person in the United States or to or for the account or benefit of any U.S. Person during an applicable Restricted Period or otherwise not in compliance with any applicable securities law or regulation.

               p. Neither Informix nor any of its affiliates has offered to sell or sold any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock in reliance upon Regulation S at any time during the 12 months prior to the date of this Agreement; and as of the date hereof there are no outstanding convertible or exchangeable securities that have been offered or sold in reliance upon Regulation S, except, in each case, the Initial Preferred Shares, the Option Preferred Shares and the Converted Stock, and as of an Option Closing Date there are no outstanding convertible or exchangeable equity securities that have been offered or sold in reliance upon Regulation S, except, in each case, the Initial Preferred Shares, the Option Preferred Shares and the Converted Stock. The representations and warranties contained in this Section 3.p. shall not be required to be given in respect of any Conversion Date.

               q. As of the date of this Agreement, the authorized capital stock of Informix consists of 500,000,000 shares of Common Stock, and as of the Closing Date, the authorized capital stock of Informix shall consist of 500,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 440,000 shares shall be designated Series A Convertible Preferred Stock.

          As of August 6, 1997: (i) 152,328,562 shares of Common Stock were issued and outstanding (together with associated rights to acquire an additional share of Common Stock for each share outstanding under Informix's Amended and Restated Rights Plan dated as of a date on or prior to the Closing (together with any amendment or replacement thereof, the "Rights Plan")); (ii) 25,292,181 shares of Common Stock were reserved for issuance under stock option plans or upon exercise of stock options granted outside such plans, of which 20,452,945 shares are subject to outstanding, unexercised options and 4,839,236 shares remain available for future grant under such plans; (iii) 4,000,000 shares of Common Stock were reserved for issuance under employee stock purchase plans; (iv) 30,913 shares of Common Stock were reserved for issuance upon exercise of a warrant; and (v) 500,000 shares of Common Stock reserved for issuance upon exercise of a non-qualified stock option granted to the Chairman, President and Chief Executive Officer of Informix.

          All the outstanding shares of Common Stock are, and all shares which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof. As of the date of this Agreement, except as set forth above, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above from August 6, 1997 to the date of this Agreement, and except for shares of Common Stock related to option grants or purchases made after August 6, 1997 to the date of this Agreement under stock option plans for employees, directors or consultants and stock purchase plans for employees (not exceeding 100,000 shares in the aggregate as of the date hereof), and except for repurchase rights in favor of Informix with respect to common stock held by employees or former employees of Informix, and except for the Rights Plan, (i) no shares of capital stock or other voting securities of Informix were outstanding, (ii) no equity equivalents, interests in the ownership or earnings of Informix or other similar rights were outstanding and (iii) there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of Informix or any of its subsidiaries or obligating Informix or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, Informix or any of its subsidiaries or obligating Informix or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

               r. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder will not cause Fletcher to be deemed an Acquiring Person within the meaning of, nor create (other than to Fletcher) or trigger any rights under the Rights Plan. Each of the shares of Common Stock issuable in connection herewith shall be entitled to the rights accorded all other shares of Common Stock under the Rights Plan.

               s. On the Joint Option Closing Date, Informix shall not have suffered any material adverse change, or any development that is reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the business affairs of Informix, whether or not in the ordinary course of business, which is not disclosed in Informix's public filings under the Exchange Act filed not less than five trading days prior to the Joint Option Notice Date.

          4. Representations and Warranties of Fletcher. Fletcher hereby represents and warrants to Informix on the date hereof, the Closing Date and each Option Closing Date, and agrees with Informix (unless otherwise specified as provided in the paragraphs below), as follows:

               a. Fletcher has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands, or, after the Closing Date if another entity has succeeded Fletcher in accordance with the terms hereof, under the laws of the jurisdiction of its incorporation.

               b. The execution, delivery and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by Informix, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               c. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Initial Preferred Shares, the Option Preferred Shares or the Converted Stock.

               d. In making the decision to purchase the Initial Preferred Shares or the Option Preferred Shares in accordance with this Agreement, Fletcher has relied solely upon independent investigations made by it and not upon any representations made by Informix other than those made in this Agreement.

               e. Subject to Section 7, Fletcher understands that the Initial Preferred Shares, the Option Preferred Shares and the Converted Stock have not been registered under the Securities Act and may not be reoffered or resold other than pursuant to such registration or an available exemption therefrom.

               f. Fletcher is not a U.S. person within the meaning of Regulation S ("U.S. Person") and is not acquiring the Initial Preferred Shares, the Option Preferred Shares or any Converted Stock for the account or benefit of any U.S. Person, or following the Closing Date, subject to Section 7, the issuance of the Converted Stock or the Option Preferred Shares is otherwise exempt from registration under the Securities Act.

               g.     At the time the buy order for the Initial
Preferred Shares and, subject to Section 7, the Option Preferred Shares, as applicable, is originated, Fletcher was located outside the United States.

               h. Neither Fletcher nor any of its affiliates nor anyone acting on its or their behalf has engaged or will engage in any Directed Selling Efforts with respect to the Initial Preferred Shares, the Option Preferred Shares or any Converted Stock, and all such persons understand and have complied and will otherwise comply with the requirements of Regulation S, unless following the Closing Date, subject to Section 7, the issuance of the Converted Stock or the Option Preferred Shares is otherwise exempt from registration under the Securities Act.

               i. Subject to Section 7, Fletcher is purchasing the Initial Preferred Shares, the Option Preferred Shares and the Converted Stock for its own account, for the purpose of investment and not with a view to a distribution thereof.

               j. The transactions contemplated by this Agreement are not part of a plan or scheme on the part of Fletcher, any of its affiliates or any person acting on its or their behalf to evade the registration requirements of the Securities Act.

               k. Assuming the accuracy of the representations and warranties of Informix herein made as of such date, no consent, approval, authorization or order of any court, governmental agency or other body is required for the execution by Fletcher of this Agreement or the performance by Fletcher of any of its obligations hereunder, other than such as have been obtained.

               l. Neither the execution by Fletcher of this Agreement nor the performance by Fletcher of any of its obligations hereunder will violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under the Memorandum or Articles of Association of Fletcher.

               m. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Initial Preferred Shares, the Option Preferred Shares or the Converted Stock.

               n. Fletcher represents and warrants that it has not relied upon any information or representations and warranties of Hambrecht & Quist LLC (the "Placement Agent"), including, without limitation, any information regarding Informix and its officers, financial condition, business and prospects, or the terms of the purchase of the Initial Preferred Shares and the Option Preferred Shares. The foregoing, however, does not affect any rights of Fletcher relative to Informix and does not limit or modify the representations and warranties of Informix in Section 3 of this Agreement or the right of Fletcher to rely thereon. Informix and Fletcher expressly acknowledge and agree and intend that the Placement Agent is a third party beneficiary of this Section 4(n).

          5. Covenants of Informix. Except as set forth in the Disclosure Schedule attached hereto, Informix covenants and agrees with Fletcher as follows:

               a. For so long as any of the Initial Preferred Shares or Option Preferred Shares are outstanding, and in any case for a period of 40 calendar days thereafter, and for so long as any Option is exercisable, Informix will continue to be a Reporting Issuer within the meaning of Regulation S and will maintain the eligibility of the Common Stock for quotation on NASDAQ or listing on a national securities exchange (as defined in the Exchange Act). Notwithstanding the foregoing, Informix shall not be required to continue to be a Reporting Issuer and Informix shall not be obligated to make the representation set forth in Section 3(h) hereof from August 13, 1997 until Informix files the quarterly report for the period ended June 29, 1997, provided that Informix uses its best efforts to be a Reporting Issuer at all times following the Closing Date.

               b. For a period beginning on the date hereof and ending on the day which is six months after the Joint Closing Date, or in the event no Option is exercised, on March 2, 1998, Informix will not offer or sell any Preferred Stock (other than the Option Preferred Shares), Common Stock or other equity securities (or any securities convertible into or exchangeable for such Preferred Stock, Common Stock, or other equity securities) in reliance upon Regulation S and in any event will not take any action which would extend the Restricted Period of any securities issued or issuable hereunder, provided, however, that the covenants and agreements contained in this Section 5(b) shall not be required to be made in respect of the Option Closing Date or any Conversion Date if the provisions of Section 7 are applicable and Informix is in full compliance therewith and Fletcher is permitted to resell the Common Stock thereunder.

               c. For so long as any of the Initial Preferred Shares or Option Preferred Shares are outstanding, and in any case for a period of 40 calendar days thereafter, and for so long as the Option is exercisable, neither Informix nor any of its affiliates nor any person acting on its or their behalf will engage in any Directed Selling Efforts with respect to the Initial Preferred Shares, the Option Preferred Shares or any Converted Stock, provided, however, that the covenants and agreements contained in this Section 5(c) shall not be required to be made in respect of the Option Closing Date or any Conversion Date if the provisions of Section 7 are applicable and Informix is in full compliance therewith and Fletcher is permitted to resell the Common Stock thereunder.

               d. For so long as any of the Initial Preferred Shares or Option Preferred Shares are outstanding, and in any case for a period of 40 calendar days thereafter, and for so long as any Option is exercisable, Informix will ensure that all applicable offering restrictions within the meaning of Regulation S ("Offering Restrictions") with respect to the Initial Preferred Shares, the Option Preferred Shares and the Converted Stock are thoroughly complied with and satisfied, provided, however, that the covenants and agreements contained in this Section 5(d) shall not be required to be made in respect of the Option Closing Date or any Conversion Date if the provisions of Section 7 are applicable and Informix is in full compliance therewith and Fletcher is permitted to resell the Common Stock thereunder.

               e. Beginning on the date hereof and for so long as any of the Initial Preferred Shares or Option Preferred Shares are outstanding and in any case for a period of 40 calendar days thereafter, and so long as any Option is exercisable, Informix will (i) provide Fletcher with an opportunity to review and comment on any public disclosure by Informix of information regarding this Agreement and the transactions contemplated hereby (including pursuant to paragraph 5. (i) below), (ii) promptly notify Fletcher of any public disclosure by Informix of material information regarding Informix or its financial condition, prospects or results of operation and (iii) provide Fletcher with copies of all SEC Filings.

               f. Informix will (i) comply with the terms and conditions of the Initial Preferred Shares and the Option Preferred Shares as set forth in the Certificate of Designation, (ii) not amend the Certificate of Designation without Fletcher's express written consent and (iii) not issue any Preferred Stock other than as provided hereunder without Fletcher's express written consent.

               g. For so long as any of the Initial Preferred Shares or Option Preferred Shares are outstanding, and for so long as any Option is exercisable, Informix shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for issuance upon conversion of such Initial Preferred Shares or Option Preferred Shares, not less than the maximum number of shares of Converted Stock then so issuable in exchange for all Initial Preferred Shares and Option Preferred Shares that have been issued or are issuable pursuant to this Agreement.

               h. For a period beginning on the date hereof and ending on the day which is six months after the Joint Closing Date, or in the event no Option is exercised, on June 30, 1998, Informix will not offer or sell any of its or its subsidiaries' Preferred Stock, Common Stock or other equity securities (or any securities convertible into or exchangeable for such Preferred Stock, Common Stock or other equity securities) in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated thereunder (an "Equity Placement"), unless Informix shall have given Fletcher at least eight business days prior written notice of its intention to engage in any such Equity Placement or other capital raising transaction in advance of soliciting or negotiating with any prospective investor and the parties hereto shall have negotiated in good faith during such eight business days with respect to any proposed Equity Placement, provided that during such eight business day period, Informix shall not negotiate with any party other than Fletcher with respect to any proposed Equity Placement. Except during the five trading days excluding and immediately prior to and excluding and immediately following each of the Closing Date and the Option Closing Date, the above restrictions shall not apply to (i) the sale of 50% or more of the outstanding common stock of a subsidiary of Informix, (ii) any strategic partnership or arrangement or joint venture entered into by Informix or any of its subsidiaries, (iii) the merger or consolidation of Informix with or into any other corporation or entity (other than a merger or consolidation that in substance results in the issuance of Informix's securities for cash), (iv) any registered, underwritten public offering of Informix's equity securities, (v) any issuances of Common Stock (including warrants and options exercisable for or convertible into Common Stock) in connection with bank or equipment financing, (vi) any issuances of Common Stock (including warrants and options exercisable for or convertible into Common Stock) in connection with any employee, consultant or director compensation plan or arrangement or (vii) any transaction intended to be made in reliance upon Rule 144A of the Securities Act so long as such transaction involves more than 10 purchasers.

               i. As soon as such information is available (but in no event later than 30 calendar days after the Closing Date), Informix shall deliver to Fletcher a written notice stating the number of outstanding shares of Common Stock as of the Closing Date.

                j. In accordance with the terms of Regulation S, Informix will file with the SEC, within 15 calendar days after the Closing Date, a report on Form 8-K with respect to the transactions contemplated hereby. In addition, Informix shall file copies of this Agreement, including the Disclosure Schedule, and the Certificate of Designation as exhibits to such Form 8-K.

               k. Informix shall take all actions necessary to cause the Converted Stock to be listed and admitted for trading upon issuance on the NASDAQ or, if applicable, a national securities exchange (as defined in the Exchange Act) and shall maintain the listing of such shares after their issuance; provided, however, that, so long as Informix is otherwise in compliance with the provisions of this Agreement and the Certificate of Designation, Informix need not comply with the covenant contained in this Section 5.k. following any Transaction (as defined in the Certificate of Designation) as a result of which the outstanding shares of Common Stock are no longer publicly traded.

               l. Prior to the Closing Date, Informix shall amend the Rights Plan in a manner consistent with the provision contained in Annex H and take any and all actions necessary, including further amending the Rights Plan, to prevent the transactions contemplated hereunder from causing any Fletcher Party (as defined in the Rights
Plan) to be deemed an Acquiring Person within the meaning of, or otherwise creating (other than to a Fletcher Party) or triggering any rights under, the Rights Plan, and shall not thereafter take any actions inconsistent with the rights of Fletcher Parties as of the Closing Date.

          6. Covenants of Fletcher. Fletcher hereby covenants and agrees with Informix as follows:

               a. During any Restricted Period applicable to the Initial Preferred Shares, the Option Preferred Shares or the Converted Stock issuable with respect thereto, neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will:

                    (1) offer or sell such Initial Preferred Shares, Option Preferred Shares or Converted Stock other than in an Offshore Transaction;

                    (2) engage in any Directed Selling Efforts with respect to such Initial Preferred Shares, Option Preferred Shares or Converted Stock;

                    (3) offer or sell such Initial Preferred Shares, Option Preferred Shares or Converted Stock other than: (A) in accordance with Rule 903 or Rule 904 of Regulation S; (B) pursuant to registration under the Securities Act or (C) pursuant to an available exemption therefrom; or

                    (4) offer or sell such Initial Preferred Shares, Option Preferred Shares or Converted Stock, to any U.S. Person or for the account or benefit of any U.S. Person.

                    The foregoing restriction shall not apply to the Initial Preferred Shares, the Option Preferred Shares or the Converted Stock issuable with respect thereto, if Section 7 is applicable or the offer or sale is made pursuant to registration under the Securities Act or an available exemption therefrom.

               b. Neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will at any time offer or sell any Initial Preferred Shares, any Option Preferred Shares or any Converted Stock other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom.

               c. Solely with respect to Joint Preferred Shares, if any, Fletcher hereby irrevocably waives for itself and its successors the benefit of the provision in the term the "Conversion Price" as defined in Section 4(E) of the Certificate of Designation that such Conversion Price shall not exceed $12.00.

          6A.     Legend.  The term "Restricted Period," with respect to
any security, shall mean the Restricted Period then applicable to such security pursuant to Regulation S (or any applicable successor thereto), provided that, the parties agree that absent an intervening change in the applicable law, (i) the Restricted Period with respect to the Initial Preferred Shares and the Converted Stock issuable with respect thereto and the Warrant and the Warrant Preferred Shares issuable with respect thereto will expire on the 40th calendar day after and including the Closing Date, and (ii) the Restricted Period with respect to the Joint Preferred Shares and the Converted Stock issuable with respect thereto will expire on the 40th calendar day after and including the Joint Closing Date. Informix may place the following legend on the certificate representing the Initial Preferred Shares and the Joint Preferred Shares (and any Warrant Preferred Shares issued during the Restricted Period applicable to the Warrant):

          The securities represented by this certificate were issued on [___ __], 199[7] (the "Closing Date") pursuant to the Subscription Agreement dated August 12, 1997 between Informix Corporation ("Informix") and Fletcher International Limited. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and have been sold in reliance on the exemption from registration provided by Regulation S under the Securities Act ("Regulation S"). Prior to the expiration of a 40-day restricted period beginning on the Closing Date (the "Restricted Period"), the securities represented by this certificate may not be offered or sold, directly or indirectly, within the United States (as defined in Regulation S under the Securities Act), to a U.S. Person (as defined in Regulation S under the Securities Act) or for the account or benefit of a U.S. Person. After the Restricted Period, such securities may be resold in the United States or to a U.S. Person only if they are registered under the Securities Act or an exemption from registration is available.

          At any time after the expiration of the Restricted Period with respect to the Initial Preferred Shares, the Warrant or the Joint Preferred Shares, certificates for any Warrant Preferred Shares issued or for any Converted Stock issued or in respect of transferred shares of Common Stock will not be legended unless required by Regulation S or other applicable law.

          7.     Registration Provisions.

          (a) If, at any time after the Closing Date, there is any determination of application of, or change in, any law or regulation relating to the issuance and resale of the Initial Preferred Shares, the Option Preferred Shares or the Converted Stock, including any interpretation or revision by the SEC or action by the United States government relating to Regulation S or any successor or revision to Regulation S, and such determination, change, interpretation, successor provision or revision imposes a Restricted Period applicable to any security issued or issuable hereunder that is greater than that in effect on the date of this Agreement, or would materially impair the ability of Fletcher or any of its affiliates to offer, sell or otherwise dispose of any such security pursuant to Regulation S as contemplated hereby, or requires any such offer, sale or other disposition to be registered under the Securities Act, then upon the written request of Fletcher (a "Registration Request") made in good faith after consultation with counsel, Informix shall, as promptly as practicable and in any event no later than (i) 30 calendar days thereafter if Informix is eligible to use Form S-3 or (ii) 45 calendar days thereafter if Informix is not eligible to use Form S-3 and at its own expense, file a registration statement on an appropriate form of the SEC (the "Registration Statement") (which Registration Statement shall be filed on Form S-3, if available) under the Securities Act covering the sale or resale of all shares of Converted Stock (each a "Covered Security") and shall use its best efforts to cause such Registration Statement to be declared effective as promptly as practicable following its filing; provided that Fletcher shall have provided such information and cooperation in connection therewith as Informix may reasonably request. Informix shall amend the Registration Statement from time to time upon the request of Fletcher if the maximum number of shares of Common Stock issuable upon conversion of the Initial Preferred Shares and any Option Preferred Shares that have been issued or may be issuable to Fletcher is greater than the number of shares of Common Stock registered pursuant to such Registration Statement; provided that Fletcher shall have provided such information and cooperation in connection therewith as Informix may reasonably request. Upon the effectiveness of such Registration Statement (A) Informix shall issue such securities to Fletcher in accordance with the terms hereof and (B) the provisions of Sections 3(1), (m) and (o) and (p), 4(e), (f), (g), (h), (i) and (j), 5(a), (b),
(c) and (d), 6(a) (collectively, the "Specified Provisions"), 8(a) and
(b) (to the extent applicable to the Specified Provisions), 9(b), (c) and (d) (to the extent applicable to the Specified Provisions) shall thereafter be of no force and effect with respect to the issuance of such Covered Securities.

               If a Registration Statement has not been declared effective (a "Non-Registration") before the 180th calendar day following and excluding the date of a Registration Request, Informix hereby agrees to repurchase any Covered Securities as may not be resold in the United States without restriction under the Securities Act upon request for cash in an amount (the "Cash Amount") equal to (i) the liquidation preference of the then-unconverted Initial Preferred Shares and Option Preferred Shares, plus (ii) the Conversion Value multiplied by the number of shares of the Converted Stock. The repurchase obligations set forth in this Section 7 shall be subject to limitations of the Delaware General Corporation Law. The "Conversion Value" is equal to the weighted average of the respective conversion prices of Converted Stock issued to Fletcher upon the conversion of Initial Preferred Shares and Option Preferred Shares, with each such conversion price weighted according to the number of shares of Common Stock received on the respective date of conversion.

               (b) In the case of the registration effected by Informix pursuant to this Section 7, Informix will use its best efforts to: (i) keep such registration effective until the earliest of (A) the second anniversary of the issuance of each Covered Security, (B) such date as all of the Covered Securities have been sold by Fletcher or (C) such time as all of the Covered Securities held by Fletcher can be sold by Fletcher or any of its affiliates within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates; (iii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request; (iv) cause all Covered Securities that are Common Stock to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Informix are then listed or quoted; (v) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and
(vii) file the documents required of Informix and otherwise use its best efforts to obtain and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Covered Securities are originally sold and (B) all other states specified in writing by Fletcher, provided however, that as to this clause (B) Informix shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

               (c) Informix shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to the Registration Statement.

               (d) With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, Informix covenants and agrees to: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning Informix, until the earlier of (A) the second anniversary of the issuance of each Covered Security or (B) such date as all of the Covered Securities shall have been resold by Fletcher or any of its affiliates; (ii) maintain its status as a Reporting Issuer and file with the SEC in a timely manner all reports and other documents required of Informix for use of Form S-3; and (iii) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities, (A) a written statement by Informix that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Informix, and (C) such other publicly disclosed information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

               (e) Notwithstanding anything else in this Section 7, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Securities, Informix determines in good faith and in its reasonable judgment that such sale would require public disclosure by the Company of material non-public information that the Company deems it advisable not to disclose, or that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus filed as a part thereof contains a material misstatement or omission, Informix will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Securities pursuant to the Registration Statement. In such event, Informix will amend or supplement the Registration Statement as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. Informix will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented) to Fletcher in accordance with paragraph (b) of this Section 7. Notwithstanding the foregoing, (A) under no circumstances shall Informix be entitled to exercise its right to suspend sales of any Covered Securities pursuant to the Registration Statement more than two times in any twelve-month period, (B) the period during which such sales may be suspended (each a "Blackout Period") shall not exceed thirty calendar days and (C) no Blackout Period may commence less than thirty calendar days after the end of the preceding Blackout Period. Informix shall take any and all actions necessary, including amending the Certificate of Designation, to ensure that the automatic conversion date provided in the Certificate of Designation does not occur during a Blackout period or within ten trading days of a Blackout Period.

               Upon the commencement of a Blackout Period pursuant to this Section 7, Fletcher will immediately notify Informix of any contracts to sell any Covered Securities (each a "Sales Contract") that Fletcher or any of its affiliates has entered into prior to notification of the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Covered Securities pursuant to such Sales Contract. Upon receipt of such notice, Informix will immediately notify Fletcher of its election either
(i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statement or the Prospectus filed as a part thereof in order to correct the material misstatement or omission and deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraph (b) of this Section 7 or (ii) to continue the Blackout Period in accordance with this paragraph. If Informix elects to continue the Blackout Period, and Fletcher or any of its affiliates is therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being hereinafter referred to herein as the "Unsold Securities"), Informix will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 12(a) below) against any Proceeding (as such term is defined in Section 12(a) below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and Informix shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding (collectively, the "Indemnification Amount"); provided, however, that each Fletcher Indemnified Party shall take all actions reasonably necessary or appropriate to mitigate such Indemnification Amount; and provided further, however, that the Indemnification Amount shall be reduced by an amount equal to the number of Unsold Securities multiplied by the difference between (x) the actual per share price received by Fletcher or any of its affiliates upon the sale of the Unsold Securities (if such sale occurs within three Trading Days of the end of the Blackout Period) or the closing sale price of the Common Stock on the NASDAQ or other national securities exchange on which the Common Stock is then listed on the third Trading Day after the end of the Blackout Period (if the Unsold Securities are not sold by Fletcher or any of its affiliates within three Trading Days of the end of the Blackout Period), and (y) the per share sale price for the Unsold Securities provided in the Sales Contract. As used herein, the term "Trading Day" means any day on which Informix's Common Stock is quoted on NASDAQ or, if applicable, other national securities exchange.

          8. Conditions Precedent to Fletcher's Obligations. The obligations of Fletcher hereunder are subject to the performance by Informix of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Fletcher:

               a. On the Closing Date and the Option Closing Date and on each Conversion Date (i) to the extent provided in Section 3 hereof, the representations and warranties made by Informix in this Agreement shall be true and correct, (ii) Informix shall have complied fully with all the covenants and agreements in this Agreement, and (iii) with respect to the Closing Date, the conditions set forth in 8(h) and 8(i) have been satisfied; and Fletcher shall have received on each such date a certificate of the Chief Executive Officer and the Chief Financial Officer (or Chief Accounting Officer) of Informix dated such date and to such effect.

               b. On the Closing Date and the Option Closing Date and on each Conversion Date, Informix shall have delivered to Fletcher an opinion of counsel, reasonably satisfactory to Fletcher, dated the date of delivery, substantially in the form attached hereto as Annex E.

              c. Prior to the Closing, Informix shall have caused the Certificate of Designation to be filed with the Secretary of State of the State of Delaware in accordance with the laws thereof.

               d. On the Closing Date, Informix shall have delivered to Fletcher an opinion of counsel reasonably satisfactory to Fletcher, dated the Closing Date, to the effect that the offer and sale of the Initial Preferred Shares hereunder do not require registration under the Securities Act.

               e. Prior to the Closing, Informix shall have amended the Rights Plan such that the transactions contemplated hereunder will not cause Fletcher to be deemed an Acquiring Person within the meaning of, nor create (other than to Fletcher) or trigger any rights under, the Rights Plan.

               f. On the Option Closing Date, Informix shall have delivered to Fletcher an opinion of counsel reasonably satisfactory to Fletcher, dated the Option Closing Date, to the effect that the offer and sale of the Option Preferred Shares hereunder do not require registration under the Securities Act.

               g. On the Joint Option Closing Date, Fletcher's obligation to purchase Option Preferred Shares shall be subject to the condition that Informix shall not have suffered any material adverse change, or any development that is reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the business affairs of Informix, whether or not in the ordinary course of business, which is not disclosed in Informix's public filings under the Exchange Act filed not less than five trading days prior to the Joint Option Notice Date.

          As used herein the term "Business Day" means any day on which banks in the City of New York are open for business.

          9. Conditions Precedent to Informix's Obligations. The obligations of Informix hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Informix:

               a. On the Closing Date and the Option Closing Date and on each Conversion Date, (i) the representations and warranties made by Fletcher in this Agreement shall be true and correct, and (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement; and Informix shall have received on each such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.

               b. On the Closing Date and on the Option Closing Date, Fletcher shall have delivered to Informix a written certification of an appropriate officer of Fletcher dated such date stating that Fletcher is not a U.S. Person.

               c. On each Conversion Date, Fletcher shall have delivered to Informix either (i) a written certification of an appropriate officer of Fletcher dated such date stating that Fletcher is not a U.S. Person or (ii) an opinion of counsel to the effect that the Initial Preferred Shares or the Option Preferred Shares, as applicable, and the shares of Common Stock delivered upon conversion thereof have been registered under the Securities Act or an exemption from such registration is available.

               d. On the date of any transfer by Fletcher of any Initial Preferred Shares, Option Preferred Shares or Converted Stock during the applicable Restricted Period, Fletcher shall have delivered to Informix a written certification of an appropriate officer of Fletcher dated such date stating that Fletcher is not a U.S. Person and that the Initial Preferred Shares or the Option Preferred Shares are not being converted or exercised on behalf of a U.S. Person, or in the case of the Option Preferred Shares and the shares of Converted Stock issuable upon conversion thereof, that such shares have been registered under the Securities Act or an exemption from such registration is available.

               e. On the Closing Date, Fletcher shall have delivered to Informix the opinion of counsel substantially in the form attached hereto as Annex F, dated the Closing Date, to the effect that the offer and sale of the Initial Preferred Shares hereunder do not require registration under the Securities Act.

          10. Fees and Expenses. Each of Fletcher and Informix agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement.

          11.  Non-Performance.

          If on the Closing Date, any Option Closing Date, any Conversion Date, or the Termination Date, Informix shall fail to deliver the Initial Preferred Shares, Option Preferred Shares or Converted Stock to Fletcher required to be delivered pursuant to this Agreement for any reason other than the failure of any condition precedent to Informix's obligations hereunder, then Informix shall:

               (1) hold Fletcher harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by Informix; and

               (2) reimburse Fletcher for all of its reasonable out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the transactions contemplated hereby;

provided, however, that Informix shall then be under no further liability to Fletcher except as provided in this Section 11 and Section 12 hereof.

          12.  Indemnification.

               a. Indemnification of Fletcher. Informix hereby agrees to indemnify Fletcher and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                    (1) any untrue or alleged untrue statement of a material fact by Informix or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Informix or any of its affiliates or any person acting on its or their behalf ;

                    (2) any of the representations or warranties made by Informix herein being untrue or incorrect; or

                    (3) any breach or non-performance by Informix of any of its covenants, agreements or obligations under this Agreement;

     and Informix hereby agrees to reimburse each Fletcher Indemnified Party for any reasonable legal or other expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Fletcher in connection therewith.

               b. Indemnification of Informix. Fletcher hereby agrees to indemnify Informix and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each an "Informix Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                    (1) any untrue or alleged untrue statement of a material fact by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Fletcher or any of its affiliates or any person acting on its or their behalf:

                    (2) any of the representations or warranties made by Fletcher herein being untrue or incorrect; or

                    (3) any breach or non-performance by Fletcher of any of its covenants, agreements or obligations under this Agreement;

     and Fletcher hereby agrees to reimburse each Informix Indemnified Party for any reasonable legal or other expenses incurred by such Informix Indemnified Party in investigating or defending any such Proceeding; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Informix in connection therewith.

               c.     Conduct of Claims.

                    (1) Whenever a claim for indemnification shall arise under this Section, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                    (2) Upon delivery of such notice, such Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

                    (3) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

                    (4) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent
(A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

          13. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Initial Preferred Shares, the Option Preferred Shares and any Converted Stock issuable hereunder.

          13.A Termination.

     a. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing as follows:

               (i) by mutual written consent of Informix and Fletcher; or

               (ii) by either Informix or Fletcher if the Closing shall not have occurred on or before September 2, 1997 (the "Termination Date"), provided, however, that the right to terminate this Agreement under this Section 13.A shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date.

     b. In the event of termination of this Agreement by either Informix or Fletcher as provided in Section 13.A, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Informix or Fletcher, other than the provisions of Section 11, this Section 13.A and Section 15, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          14. Notices. all communications hereunder shall be in writing, and

               a. if sent to Fletcher, shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to Fletcher at:

               Fletcher International Limited
               c/o Midland Bank Trust Corporation (Cayman) Limited P.O. Box 1109, Mary Street
               Grand Cayman, Cayman Islands
               British West Indies
               Telephone:       (809) 949-7755
               Facsimile:       (809) 949-7634

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               1440 New York Avenue, N.W.
               Washington, D.C. 20005
               Attention:  Stephen W. Hamilton
               Telephone:      (202) 371-7010
               Facsimile:      (202) 393-5760

               b. if sent to Informix, shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to Informix at:

               Informix Corporation
               4100 Bohannon Drive
               Menlo Park, CA 94025
               Attention:  Margaret R. Brauns
                         and
                            General Counsel
               Telephone:       (650) 926-6300
               Facsimile:       (650) 926-6564

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA  94304-1050
               Attention:  Douglas H. Collom
               Telephone:     (650) 493-9300
               Facsimile:     (650) 496-4086

          15.  Miscellaneous

               a. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

               b. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 12 hereof, their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder. Informix may not assign this Agreement.

               c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the Borough of Manhattan in the City and State of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

               d. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid, illegal or unenforceable in whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement.

               e. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

               f. This Agreement (including the terms and conditions of the Certificate of Designation relating to the Initial Preferred Shares and the Option Preferred Shares) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or under the terms of the term sheets between such parties.

               g. The term "affiliate" is used herein as defined in Rule 144(a)(1) under the Securities Act.

          16. Time of Essence. Time shall be of the essence in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


              INFORMIX CORPORATION


              By: /S/ Robert Finocchio, Jr.
              Name:   Robert Finocchio, Jr.
              Title:  Chairman, President and Chief Executive Officer


              FLETCHER INTERNATIONAL LIMITED


              By: /S/ Todd J. Fletcher
              Name:   Todd J. Fletcher
              Title:     Chairman



ANNEX D

Disclosure Schedule

     No exceptions.